Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in the Registration Statement on Form S-8 (Registration No. 333-156493) and the Registration Statement on Form S-3 (Registration Nos. 333-148386, 333-148390, 333-149689, 333-159390 and 333-160249) of our report dated March 16, 2011 relating to the financial statements and internal control over financial reporting of AgFeed Industries, Inc. (the “Company”) which appear in the Company’s Annual Report on Form 10-K for the year ended December, 31 2010.

Our report dated March 16, 2011, on the effectiveness of internal control over financial reporting as of December 31, 2010, expressed an opinion that AgFeed Industries, Inc. had not maintained effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ MCGLADREY & PULLEN, LLP
Des Moines, Iowa
March 16, 2011